                                                                   Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Cardima, Inc. for the registration of 8,604,806 shares of its common stock and to the incorporation by reference therein of our report dated February 3, 1999, with respect to the financial statements of Cardima, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Palo Alto, California
March 18, 1999


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-32545) pertaining to the 1997 Employee Stock Purchase Plan, 1993 Stock Option Plan, and the 1997 Directors' Stock Option Plan of Cardima, Inc. of our report dated February 3, 1999, with respect to the financial statements of Cardima, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                          /s/ Ernst & Young LLP

Palo Alto, California
March 18, 1999